      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 1995

                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        SANTA FE ENERGY RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                       36-2722169
       (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

      1616 SOUTH VOSS ROAD, SUITE 1000
               HOUSTON, TEXAS                                       77057
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

                        SANTA FE ENERGY RESOURCES, INC.
                     1995 INCENTIVE STOCK COMPENSATION PLAN
                           FOR NONEXECUTIVE EMPLOYEES
                            (FULL TITLE OF THE PLAN)

                                 DAVID L. HICKS
                     VICE PRESIDENT-LAW AND GENERAL COUNSEL
                        SANTA FE ENERGY RESOURCES, INC.
                        1616 SOUTH VOSS ROAD, SUITE 1000
                              HOUSTON, TEXAS 77057
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (713) 507-5000
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------

                                                      PROPOSED        PROPOSED
                                                      MAXIMUM         MAXIMUM        AMOUNT OF
      TITLE OF SECURITIES          AMOUNT TO BE    OFFERING PRICE    AGGREGATE      REGISTRATION
        TO BE REGISTERED            REGISTERED       PER SHARE     OFFERING PRICE       FEE
- --------------------------------------------------------------------------------------------------
Common Stock, par value
  $0.01 per share                1,000,000 Shares    $9.625(1)     $9,625,000(1)       $3,319
- --------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of a share of the Company s Common Stock on the New York Stock Exchange on May
    9, 1995.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     Santa Fe Energy Resources, Inc. (the "Company") incorporates herein by reference the following documents, or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission:

          (1) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1994;

          (2) The Quarter Report of the Company on Form 10-Q for the quarterly period ended March 31, 1995;

          (3) The Current Report of the Company on Form 8-K dated April 20, 1995; and

          (4) The description of the Company's common stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A (File No. 1-7667) filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on February 21, 1990.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The information required by Item 5 is not applicable to this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article NINTH of the Company s Restated Certificate of Incorporation states that:

              "No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages from breach of fiduciary duty by such director as a director; provided, however, that this Article NINTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article NINTH shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any facts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended."

     Article VI of the Company's Bylaws further provides that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by law. Pursuant to such provision, the Company has entered into agreements with various of its officers, directors and employees which provide for indemnification of such persons.

     The Company maintains a $25,000,000 policy of officers' and directors' liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8. EXHIBITS.

       EXHIBIT
       NUMBER                            DESCRIPTION
       -------                           -----------
         5.1         Opinion of Andrews & Kurth L.L.P.
        23.1         Consent of Price Waterhouse LLP.
        23.2         Consent of Andrews & Kurth L.L.P. (included in their opinion filed as
                     Exhibit 5.1).
        23.3         Consent of Ryder Scott Company.
        24.1         A power of attorney, pursuant to which amendments to this Registration
                     Statement may be filed, is included on the signature page contained in
                     Part II of this Registration Statement.
        99.1         Santa Fe Energy Resources, Inc. 1995 Incentive Stock Compensation Plan
                     for Nonexecutive Employees.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Santa Fe Energy Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 11, 1995.

                                          SANTA FE ENERGY RESOURCES, INC.

                                          By:     /s/  JAMES L. PAYNE

                                            ------------------------------------
                                                       James L. Payne
                                              Chairman of the Board, President
                                                and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Know all men by these presents, that each of the undersigned officers and directors of Santa Fe Energy Resources, Inc. hereby constitutes and appoints James L. Payne, R. Graham Whaling and David L. Hicks, and each or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, and with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

                  SIGNATURE                                  TITLE                    DATE
                  ---------                                  -----                    ----

          /s/  JAMES L. PAYNE                   Chairman of the Board, President     May 11, 1995
- ---------------------------------------------     and Chief Executive Officer
               James L. Payne                     and Director (Principal
                                                  executive officer)

         /s/  R. GRAHAM WHALING                 Senior Vice President and Chief     May 11, 1995
- ---------------------------------------------     Financial Officer (Principal
              R. Graham Whaling                   financial and accounting
                                                  officer)

          /s/  ROD F. DAMMEYER                  Director                            May 11, 1995
- ---------------------------------------------
               Rod F. Dammeyer

        /s/  WILLIAM E. GREEHEY                 Director                            May 11, 1995
- ---------------------------------------------
             William E. Greehey

          /s/  MELVYN N. KLEIN                  Director                            May 11, 1995
- ---------------------------------------------
               Melvyn N. Klein

          /s/  ROBERT D. KREBS                  Director                            May 11, 1995
- ---------------------------------------------
               Robert D. Krebs

         /s/  ALLAN V. MARTINI                  Director                            May 11, 1995
- ---------------------------------------------
              Allan V. Martini

                  SIGNATURE                                  TITLE                    DATE
                  ---------                                  -----                    ----
           /s/  MICHAEL A. MORPHY               Director                            May 11, 1995
- ---------------------------------------------
              Michael A. Morphy

         /s/  REUBEN F. RICHARDS                Director                            May 11, 1995
- ---------------------------------------------
             Reuben F. Richards

                                                Director
- ---------------------------------------------
              David M. Schulte

           /s/  MARC J. SHAPIRO                 Director                            May 11, 1995
- ---------------------------------------------
               Marc J. Shapiro

            /s/  ROBERT F. VAGT                 Director                            May 11, 1995
- ---------------------------------------------
               Robert F. Vagt

                                                Director
- ---------------------------------------------
             Kathryn D. Wriston

                               INDEX TO EXHIBITS

                                                                                  SEQUENTIALLY
                                                                                    NUMBERED
  NUMBER                          DESCRIPTION                                         PAGE
  ------                          -----------                                     -----------
    5.1    Opinion of Andrews & Kurth L.L.P.
   23.1    Consent of Price Waterhouse LLP.
   23.2    Consent of Andrews & Kurth L.L.P. (included in their opinion filed as Exhibit 5.1).
   23.3    Consent of Ryder Scott Company.
   24.1    A power of attorney, pursuant to which amendments to this
           Registration Statement may be filed, is included on the signature page contained in Part II of this Registration Statement.
   99.1    Santa Fe Energy Resources, Inc. 1995 Incentive Stock Compensation
           Plan for Nonexecutive Employees.